UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2024

Renalytix plc

(Exact name of registrant as specified in its Charter)

England and Wales	001-39387	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Leman Street London E1W 9US United Kingdom
(Address of principal executive offices) (Zip Code)

+44 20 3139 2910
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.0025 per ordinary share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing two ordinary shares, nominal value £0.0025 per ordinary share	RNLX	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 15, 2024, Renalytix plc (the “Company”) entered into an at the market offering agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (the “Agent”), pursuant to which the Company may issue and sell from time to time, at its option, the Company’s American Depositary Shares (the “ADSs”), each representing two ordinary shares (nominal value £0.0025 per share) of the Company, through or to the Agent, as sales agent and/or principal. The issuance and sale, if any, of the Company’s ADSs under the Sales Agreement will be pursuant to the Company’s registration statement on Form S-3 (File No. 333-274733), which became effective on October 6, 2023 and the related prospectus supplement dated May 15, 2024 (the “Prospectus Supplement”), in each case filed with the U.S. Securities and Exchange Commission (the “SEC”). In accordance with the terms of the Sales Agreement, under the Prospectus Supplement, the Company may issue and sell its ADSs having an aggregate offering price of up to $15 million from time to time through or to the Agent.

The sale, if any, of ADSs under the Sales Agreement will be made by any method permitted that is deemed to be an “at-the-market” equity offering as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on The Nasdaq Global Market or any other trading market for the Company’s ADSs. Subject to the terms and conditions of the Sales Agreement, the Agent will use its commercially reasonable efforts to sell the Company’s ADSs from time to time, based upon the terms and subject to the conditions stated in the Sales Agreement.

The compensation payable to the Agent as sales agent shall be a placement fee of 3% of the gross sales price of the ADSs sold through it pursuant to the Sales Agreement. In addition, the Company will reimburse the Agent for certain expenses incurred in connection with the Sales Agreement, and the Company has agreed in the Sales Agreement to provide indemnification and contribution to the Agent against certain liabilities, including liabilities under the Securities Act.

The Company is not obligated to make any sales of ADSs under the Sales Agreement. The offering of ADSs pursuant to the Sales Agreement will terminate upon (a) prior written notice by the Company in its sole discretion at any time to the Agent, (b) prior written notice by the Agent in its sole discretion at any time to the Company or (c) otherwise by mutual agreement of the parties pursuant to the terms of the Sales Agreement.

The Sales Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit attached hereto.

The representations, warranties and covenants contained in the Sales Agreement were made solely for the benefit of the parties to the Sales Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Sales Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Sales Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The legal opinion of Cooley (UK) LLP relating to the ADSs being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the ADSs discussed herein, nor shall there be any offer, solicitation, or sale of the ADSs in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Exhibit Description
1.1	At The Market Offering Agreement, by and between Renalytix plc and H.C. Wainwright & Co., LLC, dated May 15, 2024
5.1	Opinion of Cooley (UK) LLP
23.1	Consent of Cooley (UK) LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

renalytix plc

Dated: May 15, 2024	By:	/s/ James McCullough
James McCullough Chief Executive Officer